Exhibit 99.1
FOR IMMEDIATE RELEASE

Benson Hill Transitions to Licensing Model, Improves Financial Profile
in First Quarter

•Reported revenues for the quarter were approximately $21.1 million, excluding results of the divested processing assets, as the business transitions to an asset-light licensing model.
•Business transition execution led to improved gross profit and reduced operating expenses, with the Company delivering gross profit of $5.2 million and operating expenses of $21.8 million, compared to gross profit of $4.6 million and operating expenses of $25.9 million in the prior year.
•Cash used in operating activities from continuing operations was $10.2 million, a $24.3 million reduction from $34.5 million used in the prior year. The Company ended the first quarter with $30.5 million of cash and marketable securities.
•Feeding trial results with Perdue Farms demonstrate cost and performance benefits of proprietary soybean meal in animal feed.
•Management reiterates business strategy and financial opportunity focused on innovation and partnerships in Shareholder Letter.

ST. LOUIS, MO – May 9, 2024 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), an ag tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the quarter ended March 31, 2024.

“2024 represents a year of transition as we evolve our business to a licensing model. In the first quarter Benson Hill took decisive actions to strengthen our balance sheet and enhance our financial flexibility,” said Deanie Elsner, Chief Executive Officer of Benson Hill. “We also demonstrated our commitment to drive operational efficiencies and reduce operating costs, while we explore ways to optimize our capital structure following the retirement of high-cost corporate debt.”

“Benson Hill has a significant competitive advantage, a defined strategy, and a strong management team which positions us well to enter larger markets such as animal feed and biofuels,” Elsner added. “We have consistently demonstrated our ability to perform, execute, and adapt to market dynamics. We have tremendous confidence in our technology and in our team, and we look forward to delivering solid performance throughout 2024.”

Key Milestones
During the first quarter of 2024, Benson Hill achieved multiple milestones on its strategic path, positioning the Company for long-term growth and value creation:

•The Company strengthened its balance sheet with the successful divestiture of the Creston, Iowa, soy processing facility and retirement of approximately $120 million in high-cost, restrictive debt.
•Benson Hill’s financial profile will significantly shift due to the reclassification of its soy processing revenues and associated costs, which were approximately 73 percent of our 2023 revenues and costs of goods sold. The expected growth in licensing revenue within its plan is expected to generate an expansion in gross profit margins relative to historical gross profit margin levels.
•Management’s rigorous focus on cash management and expense reduction successfully extended the cash runway.
•The team expanded partnerships with seed distributors and industry stakeholders to accelerate the commercialization of its innovative soybean varieties. Benson Hill is planting more than 42 varieties across 358 independent testing locations this crop year to validate the agronomic characteristics of its genetics across multiple maturity zones.
•Benson Hill also progressed product candidates with significant yield improvements and continued innovation in soybean varieties delivering higher-quality oil. Its robust commercial pipeline is in the final stages of field testing, and the Company is on track to significantly expand its seed portfolio from 22 to more than 35 varieties by 2025. New non-GMO, Ultra-High Protein, Low Oligosaccharide (UHP-LO) varieties are expected to yield on par with GMO commercial varieties by 2026. UHP-LO varieties containing a herbicide-tolerance trait (to enhance weed control for large-acre adoption) are on track to be commercialized in 2027.
•The team validated benefits of proprietary soybean meal in animal feed. In particular, the Company’s proprietary UHP-LO soybean varieties have shown compelling cost and performance benefits, as evidenced by a recent feeding trial with Perdue Farms. These results give management confidence in the expected value creation of $100 to $230 per acre, compared to commodity soybeans.
•The Company’s executive leadership team recently welcomed Susan Keefe as Chief Financial Officer and Dan Cosgrove, former CEO of Growers Edge, as Chief Administrative Officer and General Counsel. The Company continues to invest in talent with diverse industry experience.

First Quarter Results Compared to the Same Period of 2023
The following financial results exclude former Fresh Segment and Seymour, Indiana, and Creston, Iowa, processing facilities reported in discontinued operations. The reconciliation of non-GAAP financial measures can be found in the accompanying financial tables.

The combined results of the Company’s divested businesses have been reclassified and presented as discontinued operations, resulting in a significant reduction in reported revenues and related expenses. Moving forward, the primary source of revenue and margins will come in the form of seed licensing royalties and related technology access fees. Royalty revenues are expected to grow in line with acreage acquisition.
•Reported revenues were $21.1 million, a decrease of $27.5 million, or 56.6 percent, driven by 2023 revenue from low margin trading volumes generated by business development efforts that did not repeat in 2024. Sales of other non-proprietary soybeans also declined, partially offset by an increase in licensing revenue.
•Gross profit was $5.2 million, an increase in profitability of $0.6 million. While revenue declined significantly, the revenue reductions were primarily in categories with low margins. The revenue increase in partnerships and licensing agreements were related to high margin contracts, driving overall gross profit up.
•Operating expenses were $21.8 million, a decrease of $4.1 million, or 15.8 percent, which include approximately $4.3 million of non-recurring costs relating to exit costs for the divestiture of the Creston facility, expenses related to business transition, and other items. Operating expenses, as adjusted, which exclude these non-recurring items, declined by 32.1 percent to $17.5 million for the quarter due to cost reductions realized through the Company’s expanded Liquidity Improvement Plan.

◦Selling, general, and administrative expenses were $14.8 million, an increase of $1.6 million, or 12.1 percent, inclusive of $4.3 million of non-recurring costs.
◦R&D expenses were $6.9 million, a decrease of $5.7 million, or 45.1 percent.
•Net loss from continuing operations, net of income taxes, was $26.3 million, an increase in reported loss of $19.5 million. Adjusted EBITDA was a loss of $7.1 million, compared to a loss of $14.5 million in the prior year which represents a reduction in loss of $7.4 million, compared to the same period in 2023. The improvement for 2024 was driven by a reduction in operating expenses from actions associated with the execution of the expanded Liquidity Improvement Plan.
•Cash and marketable securities of $30.5 million were on hand as of March 31, 2024.

Outlook
“As we transition our business to a licensing model, our revenues and costs will be lower, and our margins will increase over time, which will drive improvement in the quality of our earnings,” said Susan Keefe, Chief Financial Officer of Benson Hill. “Our achievements in meeting milestones with partners and advancing R&D efforts serve as a strong foundation for the next stage of Benson Hill’s growth, supporting our pursuit of additional sources of capital.”

Additional Details
Additional information about Benson Hill’s results can be found in the Company’s Shareholder Letter and in the Current Report on Form 8-K filed today with the SEC. Documents are also posted at investors.bensonhill.com.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on X, formerly known as Twitter at @bensonhillinc.

Use of Non-GAAP Financial Measures
In this press release, the Company includes references to non-GAAP performance measures. The Company’s management uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By referencing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry. In addition, the Company has and may in the future modify how it calculates non-GAAP performance measures. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s condensed consolidated financial statements and publicly filed reports in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this letter may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding: the Company’s progress toward an asset-light business model, and the anticipated pace of such transition; statements regarding the Company’s financial and operating performance during its business transition; statements regarding the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost-saving measures, actions to implement such plan, and the anticipated benefits of and timeline to implement such plans; statements regarding the Company’s current expectations and assumptions regarding the industries and markets in which it operates, including its transition to an asset-light business model to serve broadacre animal feed markets; statements regarding strategic partnership and licensing opportunities; statements regarding the Company’s anticipated liquidity, path to profitability, and runway for growth; expectations regarding the sources of expected revenues, costs, profit and earnings; projections of market opportunity; statements regarding the potential and capabilities of its innovation pipeline and the expected timeline for the commercialization of the Company’s current and anticipated innovations; expectations regarding the Company’s ability to serve a broadacre strategy through partnerships and licensing; statements regarding the Company’s acreage acquisition plans; the anticipated commercial and nutritional benefits of the Company’s UHP-LO soybean meal, including any expectation that the findings associated with the recent trial can be repeated or improved upon in the future, including in broadacre application; the potential adoption of UHP-LO by poultry producers or other animal companies, soybean processors, or farmers; potential strategic partnership and licensing opportunities; current projections and assumptions regarding the Company’s business and the industries and markets in which the Company currently operates or plans to operate, including the broadacre animal feed market; expectations regarding the Company’s ability to serve a broadacre strategy through partnerships and licensing; the Company’s ability to identify and evaluate its strategic alternatives and effect potential strategic opportunities in ways that maximize shareholder value; expectations regarding the Company’s ability to continue as a going concern; statements regarding execution of the Company’s business plan, the strategic review of the Company’s business, and the Company’s executive leadership transition; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; statements regarding the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook, and financial and other guidance; and management’s strategy and plans for growth. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks associated with the Company’s ability to generally execute on its business strategy, including its transition to an asset-light business model to serve broadacre animal feed markets in a timely manner with sufficient liquidity; risks relating to acreage acquisition; risks associated with developing and maintaining partnering and licensing relationships in an asset-light business model, and maintaining relationships with customers and suppliers; the risk that the Company will not realize the anticipated benefits of the divestiture of its soy processing facilities; risks associated with the loss of revenues from such facilities; risks associated with growing and managing capital resources; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures, including potentially adverse impacts on the Company’s business and prospects even if such plans are successful; the risk that the Company’s actions relating to cost-

cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures may be insufficient to achieve the objectives of such plans; liquidity and other risks relating to the Company’s ability to continue as a going concern; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; risks relating to the failure to raise additional financing to satisfy the Company’s cash needs; risks associated with the Company’s execution of its executive leadership transition, including, among others, risks relating to maintaining key employee, customer, partner and supplier relationships; risks relating to the Company’s exploration of strategic alternatives; risks associated with the failure to realize the anticipated commercial or nutritional benefits of the Company’s UHP-LO soybeans; risks that the benefits validated by the recent trial may not be able to be repeated or improved upon in the future, including in broadacre application; risks associated with the accuracy and repeatability of feeding trials generally; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company can make no assurances that it will be able to raise additional financing, improve its liquidity position, or continue as a going concern. Nothing in this letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

###
Contacts
Investors: Tana Murphy: (314) 579-3184 / investors@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com

Benson Hill, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In Thousands, Except Per Share Data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$6,646	$8,934
Marketable securities	23,852	32,852
Accounts receivable, net	5,835	6,810
Inventories, net	14,970	14,860
Prepaid expenses and other current assets	17,580	8,121
Current assets of discontinued operations	16,844	103,177
Total current assets	85,727	174,754
Property and equipment, net	25,056	26,533
Finance lease right-of-use assets, net	57,579	59,245
Operating lease right-of-use assets	2,879	2,934
Intangible assets, net	5,087	5,226
Other assets	8,959	6,072
Total assets	$185,287	$274,764

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,106	$4,397
Finance lease liabilities, current portion	4,210	3,705
Operating lease liabilities, current portion	884	842
Long-term debt, current portion	1,897	55,201
Accrued expenses and other current liabilities	20,373	21,352
Current liabilities of discontinued operations	632	18,802
Total current liabilities	35,102	104,299
Long-term debt, less current portion	4,874	5,250
Finance lease liabilities, less current portion	72,540	73,682
Operating lease liabilities, less current portion	4,081	4,299
Warrant liabilities	1,418	1,186
Conversion option liabilities	—	5
Other non-current liabilities	26	—
Total liabilities	118,041	188,721
Stockholders’ equity:
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized, 211,841 and 208,395 shares issued and outstanding at March 31, 2024, and December 31, 2023, respectively	21	21
Additional paid-in capital	612,865	611,477
Accumulated deficit	(545,069)	(523,786)
Accumulated other comprehensive loss	(571)	(1,669)
Total stockholders’ equity	67,246	86,043
Total liabilities and stockholders’ equity	$185,287	$274,764

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2024	2023
Revenues	$21,133	$48,667
Cost of sales	15,895	44,024
Gross profit	5,238	4,643
Operating expenses:
Research and development	6,941	12,642
Selling, general and administrative expenses	14,828	13,227
Total operating expenses	21,769	25,869
Loss from operations	(16,531)	(21,226)
Other (income) expense:
Interest expense, net	8,596	6,372
Changes in fair value of warrants and conversion option	227	(21,696)
Other expense, net	960	868
Total other (income) expense, net	9,783	(14,456)
Net loss from continuing operations before income taxes	(26,314)	(6,770)
Income tax expense	—	15
Net loss from continuing operations, net of income taxes	(26,314)	(6,785)
Net income from discontinued operations, net of tax	5,031	3,731
Net loss attributable to common stockholders	$(21,283)	$(3,054)

Net loss per common share:
Basic and diluted net loss per common share from continuing operations	$(0.14)	$(0.04)
Basic and diluted net income per common share from discontinued operations	$0.03	$0.02
Basic and diluted total net loss per common share	$(0.11)	$(0.02)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	190,997	187,113

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2024	2023
Net loss attributable to common stockholders	$(21,283)	$(3,054)
Other comprehensive income (loss):
Foreign currency translation adjustment	(13)	—
Change in fair value of available-for-sale marketable securities, net of deferred taxes	1,111	856
Total other comprehensive income	1,098	856
Total comprehensive loss	$(20,185)	$(2,198)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(21,283)	$(3,054)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,226	5,263
Stock-based compensation expense	1,276	2,814
Bad debt expense	19	(228)
Changes in fair value of warrants and conversion option	227	(21,696)
Accretion and amortization related to financing activities	6,191	2,018
Realized losses on sale of marketable securities	1,155	1,050
Other	(2,834)	650
Changes in operating assets and liabilities:
Accounts receivable	2,594	(1,188)
Inventories	5,501	11,663
Other assets and other liabilities	(4,820)	(1,289)
Accounts payable	(5,061)	(18,471)
Accrued expenses	(2,236)	(15,225)
Net cash used in operating activities	(15,045)	(37,693)
Investing activities
Purchases of marketable securities	(29,541)	(23,277)
Proceeds from maturities of marketable securities	14,263	25,997
Proceeds from sales of marketable securities	24,387	38,927
Purchase of property and equipment	(409)	(2,680)
Proceeds from divestiture of discontinued operations	57,713	—
Other	2	27
Net cash provided by investing activities	66,415	38,994
Financing activities
Repayments of long-term debt	(59,871)	(843)
Payments of debt issuance costs	—	(2,000)
Borrowing under revolving line of credit	1,708	—
Repayments under revolving line of credit	(1,708)	—
Payments of finance lease obligations	(987)	(794)
Proceeds from exercise of stock awards, net of withholding taxes	95	122
Net cash used in financing activities	(60,763)	(3,515)
Effect of exchange rate changes on cash	(13)	—
Net decrease in cash and cash equivalents	(9,406)	(2,214)
Cash, cash equivalents and restricted cash, beginning of period	16,081	43,321
Cash, cash equivalents and restricted cash, end of period	$6,675	$41,107

Supplemental disclosure of cash flow information
Cash paid for interest	$2,772	$4,698
Supplemental disclosure of non-cash activities
Purchases of property and equipment included in liabilities	$21	$326

Benson Hill, Inc.
Non-GAAP Reconciliation
(In Thousands)
This press release contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. The Company defines Adjusted EBITDA as net loss from continuing operations excluding income taxes, interest, depreciation, amortization, stock-based compensation, changes in fair value of warrants and conversion options, realized (gains) losses on marketable securities, goodwill and long-lived asset impairment, restructuring-related costs (including severance costs) and the impact of significant non-recurring items. The Company defines free cash flow as net cash used in (provided by) operating activities minus capital expenditures. The Company defines operating expenses, as adjusted as operating expenses excluding expenses incurred in relation to the transition to an asset-light business model and significant non-recurring items.
Adjustments to reconcile net loss from our continuing operations to Adjusted EBITDA:

	Three Months Ended March 31,
	2024	2023
Net loss from continuing operations, net of income taxes	$(26,314)	$(6,785)
Interest expense, net	8,596	6,372
Income tax expense	—	15
Depreciation and amortization	3,827	3,474
Stock-based compensation	1,276	2,814
Changes in fair value of warrants and conversion option	227	(21,696)
Exit costs related to divestiture of Creston facility	2,888	—
Business transformation	324	—
Severance	1,074	112
Other	1,018	1,232
Total Adjusted EBITDA	$(7,084)	$(14,462)

Adjustments to reconcile net loss from our continuing operations to free cash flow loss:

	Three Months Ended March 31,
	2024	2023
Net loss from continuing operations, net of income taxes	$(26,314)	$(6,785)
Depreciation and amortization	3,827	3,474
Stock-based compensation	1,276	2,814
Changes in fair value of warrants and conversion option	227	(21,696)
Accretion and amortization related to financing activities	6,191	2,018
Change in working capital	3,452	(15,982)
Other	1,099	1,646
Net cash used in operating activities	(10,242)	(34,511)
Payments for acquisitions of property and equipment	(409)	(2,397)
Free cash flow loss	$(10,651)	$(36,908)
Adjustments to reconcile operating expenses to operating expenses, as adjusted:

	Three Months Ended March 31,
	2024	2023
Operating expenses	$21,769	$25,869
Exit costs related to divestiture of Creston facility	(2,888)	—
Expenses related to business transition	(324)	—
Severance	(1,074)	(112)
Operating expenses, as adjusted	$17,483	$25,757